Spherix Announces Third Quarter Financial Results

- CONFERENCE CALL TO BE HELD ON NOVEMBER 16 AT 12 NOON ET -

BETHESDA, Md., Nov. 11, 2011 /PRNewswire/ -- Spherix Incorporated (NASDAQ: SPEX) -- an innovator in biotechnology for therapy in diabetes, metabolic syndrome and atherosclerosis, and providers of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies -- today reported financial results for the three and nine months ended September 30, 2011.

Recent and Upcoming Highlights

  Pharmaceutical Development
    Reported that SPX-106T, a combination of SPX-106 with D-tagatose, reduced dyslipidemia in new studies of apolipoprotein E-deficient mice and Syrian Golden hamsters, which also corroborated data obtained in LDL receptor-deficient mice
    Reported that a new study in rats demonstrated that D-tagatose inhibits fructose absorption in the gastrointestinal tract, and this finding provides further insight into the mechanism of action of SPX-106T
    Reported that SPX-106T reduced VLDL and LDL in LDL receptor-deficient mice, as well as atherosclerotic lesion area in the aortic arch to less than one-half the value of the untreated group
    Continued research contracts to investigate the role of D-tagatose in lowering triglycerides
    Continued preclinical testing of SPX106T for treatment of high triglycerides and cholesterol, atherosclerosis and the metabolic syndrome

  Health Sciences Consulting
    Recent and upcoming trade and professional shows:
      August 17, 2011: Dr. Kruger presented "Regulatory Pathways to Market: A Discussion of Dietary Supplements, Medical Food, and Nutraceuticals," at the Pharmaceutical Education & Research Institute, Inc. (PERI)'s Webinar
      August 2011 publication: Kruger, C.L., Booth, N. and Hayes, A.W., "Policing Ourselves: Is GRAS Robust Enough?," Food Technology, pages 18-19
      September 8, 2011:  Spherix Consulting presented at American Herbal Product Association's New Dietary Ingredient Seminar in Chicago, IL
      October 6, 2011:  Dr. Kruger presented "Impact of Recent Developments and New FDA Guidance for Food and GRAS Ingredients on Regulatory Approval" at the Health Ingredients Japan Conference
      November 18, 2011:  Drs. Kruger and Booth to present at 52nd Annual Meeting of the American College of Nutrition's "Emergence of Nutrition as Core Medicine" Conference to be held in Morristown, NJ
      December 12, 2011:  Dr. Kruger to present "Evidence of Safety Needed to Support NDI Notification Part 2 – Toxicity Studies" at the Food and Drug Law Institute's New Dietary Ingredient Regulation and Compliance Workshop to be held in Washington, DC

  Corporate
    September 12, 2011: Drs. Kruger and Lodder presented a corporate overview at the Rodman & Renshaw 13th Annual Healthcare Conference at the Waldorf Astoria in New York.
    October 26, 2011:  Dr. Robert Lodder, Spherix President, presented "SPX-106 and D-Tagatose in Treatment of Dyslipidemia," poster W4062 at the American Association of Pharmaceutical Scientists Annual Meeting in the Washington Convention Center, Washington, DC.
    November 15, 2011:  Annual Shareholder Meeting to be held at 9:00 a.m. at the Bethesda Marriott Suites in Bethesda, Maryland.

Financial Results for the Three and Nine Months Ended September 30, 2011

The net loss for the third quarter of 2011 was $0.9 million or $0.36 per share, compared with a net loss for the third quarter of 2010 of $2.1 million or $1.25 per share. The reduction of the net loss was attributed mainly to lower research and development (R&D) expense.

R&D expense for the third quarter of 2011 was $0.4 million, a decrease of $1.1 million from R&D expense of $1.5 million in the prior year's third quarter. R&D expenses are entirely incurred by Biospherics, the Company's pharmaceutical development subsidiary. The decrease in R&D was attributed to lower spending following completion of a Phase 3 clinical trial and a Phase 2 dose-ranging trial to develop D-tagatose for the treatment of Type 2 diabetes. Third quarter 2011 R&D expense is related to the Company's preclinical trials for the use of both D-tagatose and SPX106 in lowering triglyceride levels. D-Tagatose, a naturally occurring sugar, is a low-calorie, full-bulk sweetener previously approved by the Food and Drug Administration (FDA) as a GRAS (Generally Recognized as Safe) food ingredient.

The net loss for the nine months ended September 30, 2011 was $2.2 million or $0.86 per share, compared with a net loss for the nine months ended September 30, 2010 of $6.8 million or $3.99 per share. R&D expense for the first nine months of 2011 was $1.1 million, down from $4.3 million in the comparable prior year period due to completion of the aforementioned clinical trials.

The Company had cash and cash equivalents of $5.0 million and working capital of $4.7 million as of September 30, 2011, compared with $5.6 million and $4.9 million, respectively, as of December 31, 2010. The Company raised $2.5 million, net of offering costs, in a registered direct offering of common stock and warrants during the first quarter of 2011. In addition, the Company subsequently raised $1.15 million, net of offering costs, in a private placement of common stock and warrants in October 2011.

Management Commentary

Robert Lodder, Ph.D., President of Spherix, noted that "The Company is pursuing opportunities to diversify and strengthen its pipeline, adding value for the shareholders."

"The excellent preclinical results we are generating from our compound, SPX-106T, which is a combination of SPX-106 and D-tagatose, is a key achievement of the third quarter and recent weeks," commented Claire Kruger, Ph.D., Chief Executive Officer of Spherix.

"We hope to begin testing SPX-106T in humans in the spring, and plan to file an Investigational New Drug application with the FDA in early 2012," concluded Dr. Kruger.

Business Update Conference Call and Webcast

Spherix management will host a conference call to provide a business update on Wednesday, November 16, 2011, beginning at 12:00 noon Eastern time. To access the conference call, from the U.S. please dial (866) 322-1352 and from outside the U.S. please dial (706) 643-6246. All listeners should provide the following passcode 24848484. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company's website, www.spherix.com.

Following the end of the conference call, a telephone replay will be available until midnight November 22 and can be accessed by dialing (855) 859-2056 from the U.S. or (404) 537-3406 from outside of the U.S. All listeners should provide the following passcode: 24848484. The webcast will be available for 30 days.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research. The Company now leverages its scientific and technical expertise and experience through its two subsidiaries – Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is dedicated to development of D-tagatose and recently completed a Phase 3 clinical trial to study the use of D-tagatose as a treatment for Type 2 diabetes. Biospherics is actively seeking a pharma partner to continue the diabetes development while exploring D-tagatose as a potential treatment for high triglycerides, a risk factor for atherosclerosis, myocardial infarction, and stroke. Spherix's Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of D-tagatose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop D-tagatose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

- Tables Follow -

Condensed Consolidated Statements of Operations (Unaudited)
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2011	2010	2011	2010

Revenue	$ 198,464	$ 368,838	$ 690,817	$ 1,028,268

Operating expenses
Direct costs	(87,399)	(121,841)	(336,714)	(353,740)
Research and development expense	(371,327)	(1,453,987)	(1,131,329)	(4,310,471)
Selling, general and administrative expense	(653,651)	(933,507)	(2,271,369)	(3,214,257)
Total operating expenses	(1,112,377)	(2,509,335)	(3,739,412)	(7,878,468)

Loss from operations	(913,913)	(2,140,497)	(3,048,595)	(6,850,200)
Interest income	595	1,054	2,680	5,270
Other income	-	-	53,007	-
Gain on settlement of obligations	-	-	845,000	-
Loss before taxes	(913,318)	(2,139,443)	(2,147,908)	(6,844,930)

Income tax expense	-	-	(14,485)	-

Net loss	$ (913,318)	$ (2,139,443)	$ (2,162,393)	$ (6,844,930)

Net loss per share, basic	(0.36)	(1.25)	(0.86)	(3.99)
Net loss per share, diluted	(0.36)	(1.25)	(0.86)	(3.99)

Weighted average shares outstanding, basic	2,562,488	1,715,065	2,524,541	1,715,065
Weighted average shares outstanding, diluted	2,562,488	1,715,065	2,524,541	1,715,065

Condensed Consolidated Balance Sheets
ASSETS	Sept. 30, 2011 (Unaudited)	December 31, 2010
Current assets
Cash and cash equivalents	$ 5,022,165	$ 5,575,310
Trade accounts receivable, net of allowance of $8,174 and $65,000	167,045	285,859
Grants receivable	-	270,128
Other receivables	81,975	74,110
Prepaid research expenses	211,934	464,322
Prepaid expenses and other assets	3,140	155,261
Total current assets	5,486,259	6,824,990

Property and equipment, net of accumulated depreciation
of $248,642 and $197,971	108,342	154,161
Patents, net of accumulated amortization of $2,044 and $50,725	102	2,296
Deposit	35,625	35,625
Total assets	$ 5,630,328	$ 7,017,072

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 250,383	$ 1,211,561
Accrued salaries and benefits	432,052	563,706
Deferred revenue	68,442	170,641
Total current liabilities	750,877	1,945,908

Deferred compensation	-	550,000
Deferred rent	56,276	80,945
Total liabilities	807,153	2,576,853

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.01 par value, 2,000,000 shares authorized;
5,250 series B issued and 1 outstanding at September 30, 2011
and December 31, 2010	-	-
Common stock, $0.01 par value, 5,000,000 shares authorized;
2,570,531 and 2,143,631 issued, 2,562,488 and 2,135,588
outstanding at September 30, 2011 and December 31, 2010,
respectively	25,705	21,436
Paid-in capital in excess of par value	41,109,894	38,568,814
Treasury stock, 8,043 shares, at cost at September 30, 2011
and December 31, 2010	(464,786)	(464,786)
Accumulated deficit	(35,847,638)	(33,685,245)
Total stockholders' equity	4,823,175	4,440,219
Total liabilities and stockholders' equity	$ 5,630,328	$ 7,017,072

CONTACT: Investor Relations, +1-301-897-2564, info@spherix.com